FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement dated as of July 31, 2008 (this “Agreement”), is entered into by and among Southern Sauce Company, Inc., a Florida corporation (the “Company”), Long Sunny Limited, a British Virgin Islands company (“Long Sunny”) and Blue Ridge Investments, LLC, a limited liability company incorporated in Delaware (“Blue Ridge”).

WITNESSETH:

WHEREAS, the Company, Long Sunny and Blue Ridge entered into a Securities Purchase Agreement dated as of July 18, 2008 (the “Purchase Agreement”), and

WHEREAS, Section 3.25 of the Purchase Agreement did not reflect the understanding of the parties and the parties have agreed to amend said provisions, in the manner, and on the terms and conditions, set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including the Recitals) shall have the meanings ascribed to them in the Purchase Agreement.

2. Amendment to Section 3.25 of the Purchase Agreement. Section 3.25 of the Purchase Agreement is hereby amended and restated in its entirety as of the date hereof to read as follows:

Section 3.25 Exchange Listing. The Company shall list and trade its shares of Common Stock on the Nasdaq Capital Market or the Nasdaq Global Market or any successor market thereto (collectively, “Nasdaq”), or the American Stock Exchange or any successor market thereto (together with Nasdaq, each a “National Stock Exchange”) at the earliest possible time and shall take all commercially reasonable actions to fulfill the said requirement by no later than the date which is eighteen months after the Closing Date. In the event the shares of Common Stock are not listed and trading on a National Stock Exchange by the date which is eighteen months from the Closing Date and the Purchaser believes, using reasonable judgment, that commercially reasonable actions have not been taken to meet such requirement, the stockholder of the Company as listed on Schedule 3.25 (the “Principal Stockholder”) shall transfer 250,000 shares of Common Stock held by such Principal Stockholder (the “Listing Penalty Shares”) to the Purchaser. In the event the Principal Stockholder fails to transfer the Listing Penalty Shares by the date which is nineteen months after the Closing Date, the Purchaser may elect, at the Purchaser’s sole discretion and upon notice to the Company, Escrow Agent and Principal Stockholder (each as defined in the Securities Escrow Agreement), to receive a portion of the Escrow Shares (as defined in the Securities Escrow Agreement) in such amount as set forth in the preceding sentence. In the event a Purchaser elects to receive shares of Common Stock from the Escrow Shares pursuant to the foregoing and if the Escrow Shares then remaining are insufficient to satisfy the Principal Stockholder’s obligations under Sections 1.3 and 1.4 of the Securities Escrow Agreement, the Principal Stockholder shall deliver to the Escrow Agent additional shares of Common Stock it owns in the amounts released to the Purchaser within five (5) days of the release of such shares from escrow. Notwithstanding the foregoing to the contrary, the Principal Stockholder shall not be required to transfer such Listing Penalty Shares pursuant to this Section 3.25 if the Company has taken commercially reasonable actions to list and trade its Common Stock on a National Stock Exchange.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

4. Execution of Counterparts. This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Securities Purchase Agreement on the day and year first above written.

SOUTHERN SAUCE COMPANY, INC.

By:  /s/ Wang Chen_________________
Name: Wang Chen
Title: Chief Executive Officer

BLUE RIDGE INVESTMENTS, LLC

By:  /s/ John Hiebendahl_____________
Name: John Hiebendahl
Title: Vice President

ACKNOWLEDGED AND AGREED FOR PURPOSES OF
SECTION 3.25 OF THE PURCHASE AGREEMENT

LONG SUNNY LIMITED

By:  /s/ Wang Chen
Name: Wang Chen
Title:   Chief Executive Officer